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EXHIBIT 3

Deloitte & Touche LLP
181 Bay Street
Suite 1400
Toronto, ON M5J 2V1
Canada

Tel: (416) 601-6150
Fax: (416) 601-6151
www.deloitte.ca

Deloitte
& Touche

INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated February 4, 2004, appearing in this Annual Report on Form 40-F of Falconbridge Limited for the year ended December 31, 1003. We also hereby consent to the incorporation by reference of our report February 4, 2004 in the registration statement on form F-9 (file no. 333-111485) of Falconbridge Limited.

(Signed) DELOITTE & TOUCHE LLP

Toronto, Ontario
May 17, 2004

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  EXHIBIT 3
INDEPENDENT AUDITORS' CONSENT